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                                                                  EXHIBIT 11.1


                             AFFYMETRIC, INC.
               STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

          (Dollars and shares in thousands, except per share amounts)
                              (Unaudited)


                                       Three Months Ended    Nine Months Ended
                                          September 30,         September 30,
                                       ------------------    -----------------
                                         1996     1995         1996     1995
                                       -------   -------     -------   -------
Net loss                               $ 2,579   $ 2,746     $10,277   $ 7,798
                                       -------   -------     -------   -------
                                       -------   -------     -------   -------
Historical primary and fully
 diluted number of shares:
   Weighted average common
    shares                              22,449       408       9,807       408
   Shares related to SAB
    Topic 4D                                 0     7,403       2,468     7,403
                                       -------   -------     -------   -------
Shares used in computing net
 loss per share                         22,449     7,811      12,275     7,811
                                       -------   -------     -------   -------
                                       -------   -------     -------   -------

Net loss per share                     $ (0.11)  $ (0.35)    $ (0.84)  $ (1.00)
                                       -------   -------     -------   -------
                                       -------   -------     -------   -------

Pro forma number of shares:
  Weighted average common
   shares                               22,449       408       9,807       408

Shares related to SAB Topic
 4D                                          0     7,403       2,468     7,403

Convertible preferred shares,
 as if converted                             0     9,853       7,062     9,853
                                       -------   -------     -------   -------


Shares used in computing pro
 forma loss per share                  22,449     17,664      19,337    17,664
                                       -------   -------     -------   -------
                                       -------   -------     -------   -------

Pro forma net loss per share           $ (0.11)  $ (0.16)    $ (0.53)   $(0.44)
                                       -------   -------     -------   -------
                                       -------   -------     -------   -------


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